FORM 8K CURRENT REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 14th, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On the Friday, 5th of October 2012, Empire Energy Corporation International issued a press release, as follows:

EMPIRE JOINS TXO, ALPHA AND HILL STREET IN A NEW JOINT VENTURE COMPANY TO FUND AND DEVELOP OIL AND GAS EL 14/2009 OWNED BY GREAT SOUTH LAND MINERALS LTD, RECEIVES COURT RULING DENYING SMARTWINS APPLICATION FOR SUMMARY JUDGEMENT

LEAWOOD, Kansas, Friday, 5th October, 2012 - Empire Energy Corporation International (Empire) (Pink Sheets: EEGC - News) announced that it has reached an agreement to allocate a 25% equity interest in a new joint venture company, Tasmania Oil and Gas Limited (“TOG”) to TXO Plc, in exchange for USD $100,000 and TXO Plc agreeing to capitalize the USD $1.5m convertible bond it currently holds in Empire Energy Corporation International (“Empire”). It is intended that TOG then arrange a further immediate cash investment of $500,000 by way of a convertible loan note with investors to fund the running of the business and to affect the Independent Competent Persons Report (CPR) on the Bellevue and Thunderbolt giant dome structures. We expect the CPR Report to be used in conjunction with the raising of USD $10 Million for a target 25% dilution. TOG has appointed lawyers who are tasked to oversee the transaction. Other significant shareholders of TOG are Alpha Prospects Plc (20%), Hill Street Investments Plc (10%) and Empire (45%). The agreement will be lodged as an 8K filing with the SEC in due course.

TERMS OF THE AGREEMENT

Empire has entered into a binding Heads of Terms with TXO Plc. (TXO), Alpha Prospects Plc (Alpha), Hill Street Investments Plc (Hill Street), whereby TXO will, subject to certain conditions, capitalize its US$1.5 million convertible loan note including all accrued but unpaid interest and fees into shares in TOG for a 25% interest.  USD $100,000 of the cash investment has already been paid by TXO to Empire with the shares intended to be allocated to parties in TOG on completion of all legal documentation associated with the joint venture and satisfaction of all conditions. The initial advance of US$100,000 has been made by way of an unsecured interest free loan to TOG, repayable on demand.

Empire has agreed to sell its 100% interest in Great South Land Minerals Ltd, (in liquidation) (Receivers and Managers Appointed) (“GSLM"), a wholly owned subsidiary of Empire, to TOG in exchange for a 45% interest in the shares of TOG.   Alpha Prospects Plc has agreed, subject to certain conditions to subscribe for a 20% shareholding in TOG in exchange for a cash investment of USD $1,600,000. Hill Street Investments Plc has agreed to forgive USD $20,000 of indebtedness plus associated costs and waives its 50% share of the Empire legal case, estimated at an agreed value of US$800,000, in exchange for a 10% interest in the shares in TOG.

Management of TOG

Following completion, TOG will appoint a new professional and independent Board with proportional representation that will have the day to day control of TOG and who will be tasked with upgrading the available drilling data to UK AIM CPR standards and thereafter to seek to raise funding of approximately $10m in order to drill the Bellevue and Thunderbolt structures. Whilst the board of TOG will have representation from TXO, Alpha, Hill Street and Empire’s boards, the intention is to create a new independent company with strong international oil and gas experienced management and board outside of the absolute control of both Empire and TXO.

Empire summary of GSLM’s audited incurred expenditure on SEL 13/98 of $50,851,656

GSLM and predecessor companies expended from 1984 up until the issue of SEL 13/98 a total of AUD $5,555,479 exploring for oil and gas onshore Tasmania, that when added to the SEL 13/98 audited expenditure of AUD $50,851,656 and incurred expenditure on the current GSLM license EL 14/2009 of $8,054,867, all documented in the application to MRT and Minister in support of the extension of term of EL 14/2009, equals a grand total of $64,462,002.

GSLM’s audited expenditure on SEL 13/98 over the eleven year contract period 1999 to 2010, (including a one year period, after the 10 yrs of exploration, for GSLM to apply for any prospective areas identified as a result of the exploration results), in meeting all the contractual license conditions, was $50,851,656. This was made up in part of invoices detailing $32,417,049, (alone is in excess of the SEL 13/98 expenditure commitment) expended acquiring 1,300Km of 2D seismic, drilling, geophysics, geology and wages being sorted into files.  Those files unequivocally prove that quantum of expenditure and include letters from the suppliers and contractors supporting the validity of GSLM’s claims and are now with the receiver manager SMB, MRT, The Right Honorable Minister and Kim Booth a member of the Greens party. The generation and distribution of these files was to affirm the validity of our expenditure and prove it was clearly in excess of our work commitment on SEL 13/98.

Other business

Empire announced in February of this year that it intended to recommence drilling in Tasmania, following finalization of a USD $50 Million convertible loan note option and joint venture management agreement to earn a 49% interest in the project, by the payment of a USD $100,000 option fee by Nemo Partners Energy (NEMO), a South Korean company to Empire. NEMO has indicated that it is still optimistic about completing the deal and the TOG initiative can make accommodation for this eventuality if necessary.

East African Oil Company (EAOC) is still actively pursuing Block 4 in Uganda, with Director Phil Honey who was just in Uganda for two weeks whilst consultant geologist Enzo Zappaterra of Global Exploration Services attended a Business development conference, on EAOC’s behalf, held by the Ugandan Government celebrating Uganda’s 50 years of independence and outlining opportunities for investment in Uganda, on Friday 14th, September.

The Global Financial Crisis (GFC) resulted in a temporary lack of funding for GSLM, causing it to run into financial difficulty. As a result GSLM was placed into voluntary administration at 11am on the 21st June 2012 by its board prior to an order of the Federal Court of Tasmania to appoint a liquidator, at a hearing at 2pm on the same day. On Monday 10th September, Empire, as the largest and secured creditor of GSLM exercised its rights as a majority and secured creditor of GSLM to appoint Shelley-Maree Brooks and Matthew Campbell Muldoon of Sellers Muldoon Benton (SMB) as Joint and Several Receivers of GSLM with the intention of then becoming Administrators of GSLM. An appeal was subsequently lodged on Monday 10th September with Mineral Resources Tasmania (MRT) on GSLM’s behalf, pursuant to Section 25(5)(b) of the Mineral Resources Development Act 1995 (Tas) (the act) against the decision to refuse an application for the extension of term for the Exploration license EL 14/2009. Empire is confident of GSLM’s valid grounds for the appeal and intends to vigorously support the receiver manager SMB in their fight to enforce GSLM’s rights and legal entitlements under the SEL 13/98 contract.

On other business related to the GFC, the Coleridge USA coal deal has lapsed, due to the non payment of the $100,000 option fee, and is no longer in effect.

Empire, with the intention of continued focus on completing drilling for oil and gas in Tasmania, intends to enter into Heads Of Terms with the intent to buy two drill rigs and ancillary oil field equipment so as to fast track the Tasmanian drilling program. In addition, to compliment the proposed purchase of the two drill rigs, Empire also intends to enter into Heads Of Terms to potentially purchase an interest in a separate International exploration license with the plan to drill a well immediately in conjunction with the Bellevue and Thunderbolt wells.

To compliment the proposed drilling campaign and to comply with SEC (USA) and FSA (UK) requirements for Public Company capital raisings, TOG has received a quote from a CPR firm and it is intended that they be engaged by TOG to complete another CPR (Competent Persons Report) on the undiscovered potential oil and gas resource and drill hole siting. The past CPR report completed by RPS Energy in 2008 is out of date. A CPR report cannot be more than six months old to be used in the markets by a public company and for investors to rely upon whilst considering their investment.

The Smartwin NY court case is proceeding with Paul Batista, Esq. engaged on behalf of Empire and has been sufficiently funded to complete the action, as provided for under the TOG agreement. As provided for in the TOG agreement any potential proceeds from Empires counterclaim will be shared on an Equal (50/50) basis. On Friday the 14th September 2012 there was a hearing at which Paul Batista. Esq, Empires attorney appeared, at the urging of Paul Batista, Justice Jeffery Oing of the Supreme Court of the state of New York, denied a motion by Smartwin International Limited to enter a default Judgment against Empire. The Judge has also ordered that a full pre-trial discovery, including the depositions of Smartwin in New York City, proceed promptly. Empire will continue to defend Smartwin’s claims in the Litigation and, more important, will aggressively pursue through Mr. Batista its counterclaims against Smartwin. On the 2nd of October major shareholders of both Alpha and TXO along with Empire’s CEO, received a briefing in New York updating them on the current status of the Smartwin action from Mr. Batista.

CEO’S STATEMENT

Malcolm Bendall stated that; “The TOG deal initially values GSLM at USD $8 Million and lays out a solid path ahead for the commercialization of the oil and gas project in Tasmania. The fate of the GSLM exploration license, EL 14/2009 has now been taken out of MRT and the Ministers hands by the Receiver Manager filing an appeal with the Warden of Mines, so now the result of GSLM’s appeal and its currently granted license lies squarely with the courts.

To date Empire and its predecessor companies have spent over USD $64 Million establishing the Tasmania Basin as being a valid oil and gas play, through international best practice in the recording of over 1,300 km of onshore and offshore 2D seismic, geology, geophysics (gravity, magneto-telluric and magnetics) and having those results published in international Journals as well as validated by internationally recognized competent persons reports, such as RPS Energy and the proposed TOG report. The TOG new corporate structure sets up a clean company with a new management team and broader shareholder support base. Your board has taken the view that 45% in TOG, is far more preferable to going it alone, and as a consequence, this transaction should significantly enhance shareholder value.

I believe we have now turned a corner with TOG, and look forward to the fruits of our significant $64 million investment, sacrifices and labors finally materializing, instead of being waylaid and beset with political, financial and legal issues, through TOG and our other new initiatives, we should now be able to concentrate on drilling oil and gas wells and expect therefore to be able to finally bring the vision of production of oil and gas onshore Tasmania to fruition.”

This Press Release contained forward-looking statements based on our current expectations about our company and our industry.  You can identify these forward-looking statements when you see us using the words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and Empire’s ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. For a more detailed discussion of risks and other factors related to Empire Energy Corporation Int’l, please refer to its 10-KSB and 10 QSB reports filed with the U.S. Securities and Exchange Commission.

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: Friday, October 5th, 2012

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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